As filed with the Securities and Exchange Commission on September 19, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE GABELLI HEALTHCARE & WELLNESSRx TRUST

(Exact Name of Registrant as Specified in its Declaration of Trust)

Delaware	87-0802328
(State of Organization)	(I.R.S. Employer Identification No.)

One Corporate Center

Rye, New York 10580-1422

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.875% Series B Cumulative Preferred Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-194973

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The sections captioned “Summary of the Terms of the Series B Preferred Shares,” “Description of the Series B Preferred Shares” and “Special Characteristics and Risks of the Series B Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-194973) on September 18, 2014, is incorporated herein by reference.

Item 2.	Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

(1)	Third Amended and Restated Agreement and Declaration of Trust of Registrant (1)

(2)	Second Amended and Restated By-Laws of Registrant (2)

(3)	Form of Statement of Preferences with respect to the 5.875% Series B Cumulative Preferred Shares (3)

(1)	Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-187842 and 811-22021, as filed with the Securities and Exchange Commission on June 13, 2013.
(2)	Incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-166168 and 811-22021, as filed with the Securities and Exchange Commission on March 7, 2011.
(3)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-194973 and 811-22021, as filed with the Securities and Exchange Commission on September 18, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GABELLI HEALTHCARE & WELLNESSRx TRUST

(Registrant)

Date: September 19, 2014	By:	/s/ Agnes Mullady
	Name:	Agnes Mullady
	Title:	President